August 31, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 77K of MLIG Variable Insurance Trust’s Form N-SAR dated August 31, 2009, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP
    Boston, Massachusetts